FOR IMMEDIATE RELEASE

CONTACTS:
Scott Pond (investors)
(801) 345-2657, spond@nuskin.com
Kara Schneck (media)
(801) 345-2116, kschneck@nuskin.com

NU SKIN ENTERPRISES ANNOUNCES RESTRUCTURING
OF NORTH ASIA REGION

PROVO, Utah — July 5, 2007 — As part of the company’s ongoing business transformation, Nu Skin Enterprises (NYSE: NUS) today announced the restructuring of its North Asia regional operations. Gary Sumihiro and Luke Yoo, presidents of the company’s Japan and South Korea markets respectively, will report directly to Dan Chard, executive vice president of distributor success.

“As we continue our business transformation initiatives globally, we have been focused on the company’s important North Asia region where Japan and Korea represent two of our three largest markets,” said Truman Hunt, president and chief executive officer. “The new operational structure in North Asia, along with previously announced organizational changes, gives all of our key markets direct, executive-level reporting to our corporate headquarters.”

The company also announced that Robert S. Conlee, regional vice president of the company’s North Asia region, is leaving the company to pursue other interests.

The Company

Nu Skin Enterprises, Inc. is a global direct selling company operating in 45 markets throughout Asia, the Americas and Europe. The company markets premium-quality personal care products under the Nu Skin® brand, science-based nutritional supplements under the Pharmanex® brand, and technology-based products and services under the Big Planet® brand. Nu Skin Enterprises is traded on the New York Stock Exchange under the symbol “NUS.”

Please note: This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 that represent the company’s current expectations and beliefs. The forward-looking statements and related assumptions involve risks and uncertainties that could cause results and outcomes to differ materially from any forward-looking statements or views expressed herein. The forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission.